Exhibit 99.1

Aspen appoints John Worth as Group Chief Financial Officer

Hamilton, Bermuda, September 11, 2012. Aspen Insurance Holdings Limited (“Aspen”) (NYSE: AHL) today announces that John Worth has been appointed as Group Chief Financial Officer of the company, effective November 1, 2012. John Worth previously served as Group Financial Controller of Barclays PLC. He will be based in London, reporting directly to Chris O’Kane, Aspen’s Chief Executive Officer, and join Aspen’s Group Executive Committee.

John Worth succeeds Julian Cusack, interim Aspen Group Chief Financial Officer, who will resume his role as Chief Risk Officer of Aspen. Stephen Postlewhite, who was serving as Acting Group Chief Risk Officer, will similarly resume his previous role as Head of Risk. John’s appointment remains subject to relevant regulatory approval.

Chris O’Kane, Chief Executive Officer said, “I am very pleased to welcome John as Group Chief Financial Officer of Aspen. He is an accomplished financial executive with over 25 years of experience in financial services and accounting. John will be a valuable addition to Aspen and brings significant expertise in banking and capital markets, risk management and a broad understanding of insurance markets, as well as experience in managing global teams and strong familiarity with regulatory and reporting standards. I look forward to working closely with John as we continue to build on Aspen’s diversified business approach and position the Company to capitalize on an improving rating environment in the commercial P&C markets.”

John most recently served as Group Financial Controller for Barclays PLC. Before joining Barclays, and between 2006 and 2009, John was a Partner in Banking and Capital Markets for Ernst & Young. From 2002 to 2006 he served in various leadership roles at Prudential UK, including Chief Information Officer and Head of Risk and Compliance as well being seconded to the UK’s Financial Services Authority. John previously worked at Barclays Capital from 1997 to 2002, serving as Program Director, Group Controls Review and prior to that Managing Director and Global Head of Audit. He started his career at Price Waterhouse, where he served in a number of global roles from 1984 to 1997.

Ends

About Aspen Insurance Holdings Limited (“Aspen”)

Aspen provides reinsurance and insurance coverage to clients in various domestic and global markets through wholly-owned subsidiaries and offices in Bermuda, France, Germany, Ireland, Singapore, Switzerland, the United Kingdom and the United States. For the year ended December 31, 2011, Aspen reported $9.5 billion in total assets, $4.5 billion in gross reserves, $3.2 billion in shareholders’ equity and $2.2 billion in gross written premiums. Its operating subsidiaries have been assigned a rating of “A” (“Strong”) by Standard & Poor’s (“S&P”), an “A” (“Excellent”) by A.M. Best and an “A2” (“Good”) by Moody’s Investors Service (“Moody’s”).

Application of the Safe Harbor of the Private Securities Litigation Reform Act of 1995

This press release contains written, and Aspen’s officers may make related oral, “forward-looking statements” within the meaning of the US federal securities laws regarding its appointment of key personnel. These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include all statements that do not relate solely to historical or current facts, and can be identified by the use of words such as “expect,” “intend,” “plan,” “believe,” “project,” “anticipate,” “seek,” “will,” “estimate,” “may,” “continue,” and similar expressions of a future or forward-looking nature. All forward-looking statements rely on a number of assumptions, estimates and data concerning future results and events and are subject to a number of uncertainties and other factors, many of which are outside Aspen’s control that could cause actual results to differ materially from such statements, including changes in market conditions and their impact on our business. For a detailed description of uncertainties and other factors that could impact the forward-looking statements in this release, please see the “Risk Factors” section in Aspen’s Annual Report on Form 10-K for the year ended December 31, 2011, filed with the US Securities and Exchange Commission on February 28, 2012.

For further information

Please visit www.aspen.co or contact:

Investors

Kerry Calaiaro, Senior Vice President, Investor Relations, Aspen

Kerry.Calaiaro@aspen.co

+1 646 502 1076

Media

North America – Abernathy MacGregor

Allyson Vento/Carina Davidson

amv@abmac.com

+1 212 371 5999

Europe and Asia – Citigate Dewe Rogerson

Justin Griffiths

Justin.Griffiths@citigatedr.co.uk

+44 20 7638 9571

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